EXHIBIT 10.60

                               Surrender Agreement
                            dated December 30, 1999,
                                     between
                          Empire State Building Company
                                       and
                             New York Skyline, Inc.


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                               SURRENDER AGREEMENT

                  SURRENDER AGREEMENT, made this 30th day of December, 1999 between Empire State Building Company ("Landlord"), a corporation organized and existing under the laws of the State of New York having an office for the conducting of business at 350 Fifth Avenue, New York, New York 10118 and New York Skyline, Inc. ("Tenant"), a corporation organized and existing under the laws of the State of New York, having an office at 350 Fifth Avenue, New York, New York 10118.

                               W I T N E S S E T H

                  Landlord and Tenant entered into that certain Lease dated March, 1996, covering rooms 209-214, 233-250 and 340-346 (the "Demised Premises") in the building known as 350 Fifth Avenue, New York, New York 10118 (the "Lease") (A copy of the Lease is annexed hereto).

                  Tenant desires to terminate the Lease and surrender the premises demised thereunder to Landlord and Landlord is willing to accept the surrender of the Demised Premises.

                  NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Landlord and Tenant agree as follows:

                  1.       Surrender of the Demised Premises.

                         1.1      Effective as of August 1, 1999 (the "Surrender
Date") Tenant has surrendered to Landlord, and Landlord has accepted the surrender of, the Lease and the term and estate thereby granted, together with the Demised Premises thereby demised, to the intent and purpose that the estate of Tenant in and to the Demised Premises shall be wholly extinguished and that the term of the Lease expired on the Surrender Date in the same manner and with the same effect as if such date were the date set forth in the Lease for the expiration of the term thereof.

                           1.2      Landlord shall deliver to Tenant a check
simultaneously with Landlord's execution of this Agreement in the amount of $100,000.00 representing the security deposit held by Landlord under the Lease (collectively, the "Security Deposit"). Landlord shall further deliver to Tenant a second check representing the interest on such Security Deposit (the "Interest Check"). If Landlord fails to so deliver good and available funds to Tenant upon Landlord's execution of this Agreement, then Tenant may offset the amount of the Security Deposit and the Interest Check amount from any amounts that Tenant owes Landlord pursuant to any other agreement between Landlord and Tenant.

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                         1.3      There is no consideration specifically related
to the surrender of the Demised Premises and termination of the Lease. Landlord and Tenant acknowledge and agree that (i) neither party has received, is
receiving   or  is   entitled  to  receive   any   consideration,   by  payment,
extinguishment  of debt or otherwise,  in connection  with this  transaction and
(ii) Tenant has paid in full any and all fixed rent, additional rent and any other amounts due in connection with the Lease. Landlord represents to Tenant that as of the date hereof the Lease is in full force and effect without default by Tenant thereunder and Landlord does not have any claims or rights against Tenant. Tenant shall pay any State or municipal transfer taxes that may be payable in connection with the surrender of the Demised Premises pursuant to this Agreement. The covenant contained in the immediately preceding sentence shall survive the termination of the Lease and the surrender of the Demised Premises.

                           1.4      Notwithstanding anything to the contrary
contained in the Lease or this Agreement, Tenant shall not be required to restore the Demised Premises or perform any other work whatsoever in, on or about the Demised Premises.

                  2.       Broker.

                         2.1      Landlord and Tenant each covenants, represents
and warrants to the other that it has had no dealings or communications with any broker or agent in connection herewith. Landlord and Tenant agree to hold harmless and indemnify each other from and against any and all reasonable costs, expenses (including, without limitation, attorney fees and disbursements) or liabilities for any compensation, commission or other charge claimed by any broker or agent claiming to have dealt with the indemnifying party.

                  3.       Notices.

                           3.1      Any notice, request or demand permitted or
required to be given by the terms and provisions of this Agreement by either party herein to the other party herein, shall be in writing and sent by reputable overnight courier or by United States Postal Service, certified mail, return receipt requested to the parties at the addresses first set forth above. Unless otherwise required by law any such notice, request or demand shall be given and shall be deemed to have been served and given by Landlord on the first day following deposit with such overnight courier or the United States Postal Service. Notices to Landlord shall be in duplicate and the second such notice each shall be addressed to Landlord c/o Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165, Attention: Jack K. Feirman, Esq.


                           3.2      Either party may, by notice as aforesaid,
designate a different address or addresses for notices, requests or

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demands to it, and may also  instruct  that its attorneys be given copies of all notices. Any notice, request or demand proposed to be given by such party may be given by such party's attorneys, or in the case of Landlord, the managing agent of the Building.

                  4.       Miscellaneous.

                        4.1 Article headings are for convenience only and shall not be considered with respect to or form a part of the making of any interpretation of any term or provision hereof.

                        4.2 This Agreement contains the entire agreement of both of the parties with respect to the matters contained herein. This Agreement may not be modified, amended or otherwise changed except by a written instrument signed by both parties.

                        4.3 This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles and shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

                        4.4 No partner, member, shareholder, director, officer, manager, principal, employee or agent, directly and indirectly, of Tenant (collectively, the "Parties") shall be personally liable for the performance of Tenant's obligations under this Agreement. Landlord shall look solely to Tenant to enforce Tenant's obligations hereunder and shall not seek any damages against any of the Parties.

                        4.5 Landlord and Tenant represent, warrant, covenant and agree with each other that the execution and delivery of this Agreement by Landlord and Tenant are within its power and authority. Such execution and delivery (i) does not conflict with, violate, breach or cause a default under any agreement or instrument to which Landlord or Tenant, respectively, is a party and (ii) such party has obtained all consents, approvals or authorizations necessary for the execution and delivery of this Agreement. As of the execution date, Landlord and Tenant each represents that it has unrestricted full right, power and lawful authority to execute and perform this Agreement and to terminate and accept the surrender of the estate demised herein. The provisions of this Section shall survive the expiration of this Agreement.

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     IN WITNESS WHEREOF,  each of the undersigned has executed this Agreement as of the day and year first above written.

EMPIRE STATE BUILDING COMPANY



By: /s/ John B. Trainor, Jr.
-------------------------
John B. Trainor, Jr.
Senior Vice President


NEW YORK SKYLINE, INC.



By: /s/ Robert Brenner
Name: Robert Brenner
Title: President